UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2021

VERRA MOBILITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37979	81-3563824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 N. Alma School Road Mesa, Arizona (Address of principal executive offices)	85201 (Zip Code)

(480) 443-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Class A common stock, par value $0.0001 per share	VRRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐   Emerging growth company

☐   If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)On March 25, 2021 VM Consolidated, Inc., a Delaware corporation and a wholly owned subsidiary of Verra Mobility Corporation (together with Verra Mobility Corporation, the “Company”), entered into an amended and restated employment agreement (each an “Employment Agreement,” and collectively, the “Employment Agreements” ) with each of David Roberts, its Chief Executive Officer, Patricia Chiodo, its Chief Financial Officer, and Rebecca Collins, its General Counsel (each, an “Executive,” and collectively, the “Executives”), each of which became effective March 25, 2021 and replaces the existing Offer Letters between the Executives and the Company.

Pursuant to his Employment Agreement, Mr. Roberts will be provided with a minimum annual base salary of $550,000.00 (subject to annual review and potential increase in the discretion of the Company’s Compensation Committee (the “Compensation Committee”)) and an annual target bonus opportunity equal to 100% of his annual base salary in accordance with the Verra Mobility Corporation Amended and Restated Short-Term Incentive Plan (the “Annual Incentive Plan”). In addition, Mr. Roberts’ Employment Agreement provides that his participation in the Company’s long-term equity and other incentive programs will consist of grants of cash and/or equity awards at the discretion of the board or its designees.

Pursuant to her Employment Agreement, Ms. Chiodo will be provided with a minimum annual base salary of $411,000.00 (subject to annual review and potential increase in the discretion of the Compensation Committee) and an annual target bonus opportunity equal to 75% of her annual base salary in accordance with the Annual Incentive Plan. In addition, Ms. Chiodo’s Employment Agreement provides that her participation in the Company’s long-term equity and other incentive programs will consist of grants of cash and/or equity awards at the discretion of the board or its designees.

Pursuant to her Employment Agreement, Ms. Collins will be provided with a minimum annual base salary of $350,000.00 (subject to annual review and potential increase in the discretion of the Compensation Committee and an annual target bonus opportunity equal to 60% of her annual base salary in accordance with the Annual Incentive Plan. In addition, Ms. Collins’ Employment Agreement provides that her participation in the Company’s long-term equity and other incentive programs will consist of grants of cash and/or equity awards at the discretion of the board or its designees.

Each Executive remains eligible for the Company’s standard benefit programs subject to meeting the relevant eligibility requirements, payment of required premiums and the terms of the plans. The Compensation Committee will review each Executive’s compensation package annually and may, in its sole discretion, increase such Executive’s compensation as a result of such review.

All other terms in the Employment Agreements are consistent with Executives’ existing Offer Letters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2021	Verra Mobility Corporation

	By:	/s/ Patricia Chiodo
	Name:	Patricia Chiodo
	Title:	Chief Financial Officer

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